QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83629) and Form S-3 (No. 333-84554) of US SEARCH.com, Inc. of our report dated February 15, 2002 except for the subsequent events described in Note 16 to the financial statements, as to which the dates are March 15, 2002 and April 1, 2002, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 1, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS